UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2022
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Strategic Realty Trust, Inc.
(Exact name of Registrant specified in its Charter)
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Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
550 W Adams St, Suite 200
Chicago, Illinois, 60661
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (312) 878-4860

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On March 15, 2022, Strategic Realty Trust, Inc. (the “Company”) and PUR Holdings Lender, LLC (the “Lender”) entered into a first amendment (the “First Amendment to Loan Agreement”) to allow for the extension of the maturity date of a loan agreement, dated as of December 30, 2021, between the Company and the Lender (the “Loan Agreement”). The Lender is an affiliate of the Company’s advisor, SRT Advisor, LLC. Pursuant to the Loan Agreement, the Lender has provided the Company with a $4.0 million unsecured loan (the “Unsecured Loan”). The Unsecured Loan has a term of 12 months with an interest rate of 7.0% per annum, compounding monthly with the ability to pay-off during the term of the loan. The First Amendment to the Loan Agreement provides the Company with the option to extend the maturity date of the Unsecured Loan by six months, from December 30, 2022 to June 30, 2023, if the Company provides the Lender with notice, pays an extension fee, and no event of default has occurred.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: March 18, 2022	By:	/s/ Matthew Schreiber
Matthew Schreiber
Chief Executive Officer